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                                                               Exhibit No. 13(b)

                                 PLAN AGREEMENT

Mitchell Hutchins LIR Money Series
51 West 52nd Street
New York,  NY  10019-6114

Ladies and Gentlemen:

              We wish to enter into an Agreement with MITCHELL HUTCHINS LIR MONEY SERIES (the "Fund") to provide the services described below to shareholders of each series of the Fund set forth on Exhibit A hereto ("Shareholders"), as such Exhibit may be revised from time to time (each, a "Series").

              The terms and conditions of this Agreement are as follows:

              1. We agree to enter into agreements with certain correspondent firms and other financial services firms ("Securities Firms") which are expected to engage in activities or incur expenses primarily intended to result in the sale of the Shares of the Series or the servicing and maintenance of Shareholder accounts, including for their Shareholders who own shares of any Series ("Shares"), which services or activities may include, without limitation: providing telephone and other communications facilities, answering Shareholder inquiries about the Fund or any Series; assisting Shareholders in changing dividend options, account designations and addresses; performing sub-accounting or other services; establishing and maintaining Shareholder accounts and records; processing Shareholder transactions; transmitting Fund communications to Shareholders; providing prospectuses, statements of additional information, and reports to other than existing Shareholders; preparing, printing and distributing sales literature and advertising materials; investing Shareholder account cash balances automatically in Shares; providing periodic statements showing a Shareholder's account balance and integrating such statements with those of other transactions and balances in the Shareholder's other accounts serviced by the Securities Firm; arranging for bank wires; and providing such other information and services as the Shareholders reasonably may request, to the extent the Securities Firm is permitted by applicable statute, rule or regulation. We will advise each Securities Firm to provide to Shareholders a schedule of the services the Securities Firm will provide and of any fees that the Security Firm may charge directly to them for such services.

              2. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing the services contemplated hereby. We shall transmit promptly to each Securities Firm for transmission to its clients all communications sent to us for transmission to Shareholders by or on behalf of any Series, the Fund's investment adviser, distributor, custodian or transfer or dividend disbursing agent.

              3. We agree that neither we nor any of our employees or agents are authorized to make any representation concerning any Shares, except those contained in the then-current





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Prospectus and Statement of Additional Information for such Series, copies of which will be supplied to us. We shall have no authority to act as the Fund's agent or for the Fund's distributor.

              4. In consideration of the services and facilities described herein, we shall be entitled to receive from the Fund, and the Fund agrees to pay to us with respect to each Series, the fees set forth opposite such Series' name on Exhibit A hereto. We agree to pay a portion of the aggregate fee paid hereunder to the Securities Firms. We understand that the payment of these fees has been authorized and will be paid pursuant to a Plan of Distribution approved as required by Rule 12b-1 of the Investment Company Act of 1940, as amended (the "1940 Act") (the "Plan"), and any payments pursuant to this Agreement shall be paid only so long as the Plan is in effect.

              5. The Fund reserves the right, at its discretion and without notice, to suspend then sale of Shares or withdraw the sale of any Series' Shares.

              6. We acknowledge that this Agreement shall become effective, as to a Series, only when approved by vote of a majority of (i) the Fund's Board of Trustees and (ii) Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in this Agreement ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

              7. As to each Series, this Agreement shall continue for a period of one year from the date of this Agreement, and thereafter shall continue automatically for successive annual periods, provided such continuance is approved specifically at least annually by a vote of a majority of (i) the Fund's Board of Trustees and (ii) the Funds' Independent Trustees, or by vote of the holders of a majority of such Series' Shares. Notwithstanding anything contained herein, if, as to one or more Series, the Plan is terminated by the Fund's Board of Trustees, or the Plan, or any part thereof, is found invalid or is ordered terminated by any regulatory or judicial authority, or we fail to perform the services contemplated herein, this Agreement shall be terminable, as to the relevant Series, effective upon receipt of notice thereof by us. This Agreement also shall terminate automatically, as to the relevant Series, in the event of its assignment (as defined in the 1940 Act).

              8. All communications to the Fund shall be sent to the Fund at the address set forth above. Any notice to us shall be duly given if mailed or telegraphed to us at the following address: Correspondent Services Corporation [csc], 1000 Harbor Blvd., 7th Floor, Weehawken, NJ 07087.

              9. This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effective to principles of conflict of laws.

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                                            Very truly yours,


                                            CORRESPONDENT SERVICES CORPORATION

Date  1/20/00                               By:  /s/ Gregory Jeddis
                                                -------------------
                                                Authorized Signature

NOTE: Please return both signed copies of this Agreement to the Fund. Upon acceptance one countersigned copy will be returned for your files.



                                            Accepted:

                                            MITCHELL HUTCHINS LIR MONEY SERIES

Date:__________________                     By:  /s/ Keith A. Weller
                                                --------------------
                                                Vice President and
                                                  Assistant Secretary

January 12, 2000

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                                    EXHIBIT A

                                 Plan Agreement

                                     between

                       MITCHELL HUTCHINS LIR MONEY SERIES

                                       and

                       CORRESPONDENT SERVICES CORPORATION



                                                       MONTHLY FEE AT AN ANNUAL
                                                       RATE AS A PERCENTAGE
                                                       OF AVERAGE DAILY NET
                                                       ASSET VALUE OF SERIES'
NAME OF SERIES                                         SHARES OWNED BY CLIENTS*
--------------                                         ------------------------

LIR Premier
  Money Market Fund                                           .60 of 1%

LIR Premier
  Tax-Free Money Market Fund                                  .60 of 1%











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* For purposes of determining the fees payable hereunder, the average daily net asset value of Series' Shares shall be computed in the manner specified in the Fund's Trust Instrument and then-current Prospectus and Statement of Additional Information.
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